CONSULTING AGREEMENT



                                                              As of July 1, 1994


Robert J. Eide
Aegis Capital Corp.
70 East Sunrise Highway
Suite 411
Valley Stream, New York  11581-1263

Dear Mr. Eide:

                  This letter will confirm the arrangements, terms and conditions pursuant to which Robert J. Eide (the "Consultant"), the Chairman of the Board of VTX Electronics Corp., a Delaware corporation (the "Company"), has been retained to serve as a financial consultant and advisor to the Company on a non-exclusive basis for a period of twelve (12) months, commencing as of July 1, 1994 and ending June 30, 1995. The undersigned hereby agrees to the following terms and conditions:

                  1. DUTIES AS CONSULTANT. Consultant shall, at the request of the Company, upon reasonable notice, render the following services to the Company from time to time:

                     (a) CONSULTING SERVICES. Consultant will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request.

                     (b) FINANCING. Consultant will advise the Company in its efforts to obtain both short and long-term financing, whether from banks or the sale by the Company of debt or equity securities as and when required by the Company.

                  The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place, for such length, and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

                  2. COMPENSATION.

                     (a) As compensation for Consultant's services hereunder, the Company shall pay to Consultant an amount equal to the lesser of (i) five percent (5%) of the net profits of the Company, if any, for the fiscal year ended June 30, 1995 or (ii) $100,000, such payment, if any, to be made by the Company to the Consultant on or before September 30, 1995. For purposes of this Agreement, net profits will be determined in accordance with


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generally  accepted  accounting  principles,  except  that  profits  will not be reduced by any expense that may be attributable to the grant of options to executives, employees or others performing services for the Company.

                     (b) All out-of-pocket expenses incurred by Consultant in the performance of the services to be rendered hereunder shall be borne by the Company, provided prior authorization is received therefor.

                     (c) Any compensation hereunder shall not affect or be reduced by any fees the Consultant may receive for his services as a member of the Board of Directors of the Company.

                  3. AVAILABLE TIME. Consultant shall make available such time as he, in his sole discretion, shall deem appropriate for the performance of his obligations under this Agreement.

                  4. RELATIONSHIP. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

                  5. ASSIGNMENT AND TERMINATION. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either the Consultant or the Company nor may this Agreement be terminated by either party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

                                        Very truly yours,

                                        VTX ELECTRONICS CORP.



                                        By: /s/ Donald W. Rowley
                                            ---------------------------
                                            Donald W. Rowley, President

AGREED AND ACCEPTED



/s/ Robert J. Eide
- ---------------------
Robert J. Eide

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